EXHIBIT 99.1
NorthStar Healthcare REIT Internalizes Management

New York, Oct. 21, 2022 /PRNewswire/ – NorthStar Healthcare Income, Inc. (the “Company”) announced today that it and its external advisor, CNI NSHC Advisors, LLC (the “Advisor”), have entered into a definitive agreement (the “Termination Agreement”) to terminate the advisory agreement between the Company and the Advisor (the “Advisory Agreement”), effective as of October 21, 2022. As a result, the Company has internalized its management and operating functions. The Company has also executed a short-term transition services agreement with the Advisor to facilitate an orderly transition and seamless continuation of the Company’s operations.

Contemporaneously, the Company announced that Kendall Young has joined the Company as Chief Executive Officer, President and a member of the Board of Directors. Additionally, Nicholas R. Balzo, who was previously employed by the Advisor and served as the Advisor’s Chief Accounting Officer, has assumed the position of Chief Financial Officer.

This internalization transaction is the result of a strategic review process undertaken by the special committee of the Board of Directors, consisting exclusively of independent and disinterested directors of the Company (the “Special Committee”) to review the Company’s alternatives to strengthen its capital position and to best position the Company to maximize stockholder value. The Special Committee and the Company’s management team are confident that this internalization transaction will enhance the Company’s positioning and produce meaningful benefits for all stockholders, including:

•Cost Savings. The transition to a self-managed structure is expected to be accretive to earnings by reducing the Company’s general and administrative expenses by approximately $7 million in 2023.

•Management Expertise and Continuity. Kendall Young, a seasoned healthcare REIT executive with nearly 40 years of experience in real estate, including the past 12 years in senior housing, will lead the Company as its new CEO and President. Additionally, a group of former employees of the Advisor that have contributed substantially to the Company’s investment and portfolio management and operations, are now employees of the internalized Company, including Nicholas Balzo who has been appointed as the CFO of the Company.

•Dedicated Management Team. The internalized management team will be wholly focused on managing the Company’s investments and furthering the Company’s strategic objectives.

•Strengthened Alignment between Management, the Board of Directors and the Stockholders. The internalized structure will result in a more transparent and simplified organizational model, including a more efficient implementation of the Company’s strategy. This new structure will also more directly align the interests of the management team with those of the Company and all of its stockholders.

•Alignment of Compensation and Performance. The Company’s executive compensation programs in the internalized structure will be better aligned with the value returned to stockholders.

“After thoroughly and extensively evaluating various alternatives, the Special Committee believes that transforming NorthStar Healthcare to an internally managed structure best positions the Company to execute its strategy and to maximize value for its stockholders” said Andy Smith, Chairman of the Company’s Board of Directors. “I am also very pleased that Kendall has agreed to join NorthStar

Healthcare as its CEO and President and a member of the Board of Directors. I have had many opportunities to work closely with Kendall and I am confident that he brings strong leadership skills, deep industry knowledge and experience, and relationships that will serve NorthStar Healthcare well in the future. We are also fortunate to have Nicholas Balzo step into the CFO role, which will provide continuity for the Company at a senior level.”

“I am very pleased to have the opportunity to lead NorthStar Healthcare and am excited about joining the Company” said Kendall. “I have had the benefit of working closely with both the internalized team and the Special Committee over the past few months and am confident we are well-positioned to execute NorthStar Healthcare’s strategy and create stockholder value.”

Pursuant to the terms of the Termination Agreement, the Company will pay any unpaid management fees and reimbursable costs accrued in accordance with the advisory agreement to date, but will no longer pay any management fees to the Advisor for any future periods. The Company is not paying the Advisor a separate termination fee.
The internalization transaction was negotiated and unanimously approved by the Special Committee. CS Capital Advisors, LLC served as the financial advisor to the Special Committee, and Willkie Farr & Gallagher LLP and Alston & Bird served as its legal counsel. The Special Committee also engaged consulting firm B. Riley to assist in its evaluation of, and preparation for, the internalization of management.
Additional details regarding the internalization and related matters will be contained in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission, as well as in an investor presentation that will be made available under “Investor Communications” in the “Investor Relations” section of the Company’s website.

About NorthStar Healthcare Income, Inc.

NorthStar Healthcare Income, Inc., together with its consolidated subsidiaries, was formed to acquire, originate and asset manage a diversified portfolio of equity, debt and securities investments in healthcare real estate, directly or through joint ventures, with a focus on the mid-acuity senior housing sector, which the Company defines as assisted living, memory care, skilled nursing, independent living facilities and continuing care retirement communities. The Company also invests in other healthcare property types, including medical office buildings, hospitals, rehabilitation facilities and ancillary healthcare services businesses. The Company’s investments are predominantly in the United States, but it also selectively makes international investments. The Company was formed in October 2010 as a Maryland corporation and commenced operations in February 2013. The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31, 2013. The Company conducts its operations so as to continue to qualify as a REIT for U.S. federal income tax purposes.

Cautionary Statement Regarding Forward-Looking Statements.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond we control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the Company’s ability to successfully manage the transition to self-management and to retain its senior executives; operating costs and business disruption may be greater than expected; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits of the internalization; the operating performance of its investments, its financing needs, the effects of its current strategies and investment activities and its ability to effectively deploy capital.. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as well as in the Company’s other filings with the Securities and Exchange Commission (the “SEC”).

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

References to “we”, “us”, “our” the “Company” or “NorthStar Healthcare” refer to NorthStar Healthcare Income, Inc. and its subsidiaries unless the context specifically requires otherwise.

Contacts

NorthStar Healthcare Income, Inc.
PO Box 219923
Kansas City, MO 64121-9923
P: (877) 940-8777
E: InvestorRelations@northstarhealthcarereit.com
3